EXHIBIT 10.1

INDEPENDENT CONTRACTOR AND SERVICES AGREEMENT

THIS INDEPENDENT CONTRACTOR AND SERVICES AGREEMENT (this “Agreement”) is made and entered into effect as of this 27th day of August, 2013, by and between Blue Earth Inc. a Nevada corporation with an address at 2298 Horizon Ridge Pkway, Suite 205 (“Company”), and Dr. Chirinjeev Kathuria, an individual, with an address at 39 South La Salle Street, Suite 600, Chicago, Illinois 60603 (“Consultant”). Collectively, the Company and the Consultant are parties (“Parties”).

WHEREAS the Company desires to engage Consultant to perform certain consulting services (as hereinafter defined) for the Company.

WHEREAS, the Company is entering into a Strategic Partnership Agreement (“SPA”) among New Generation Power, LLC (“NGP”) and Talesun Solar USA, Ltd. (“Talesun”), attached hereto as an exhibit.

WHEREAS, the SPA includes the issuance of Company common shares (the “Shares”), which are to be registered in a Registration Statement either on Form S-8 or S-1, at the Company’s election.

WHEREAS, the Company desires to have Consultant act as custodian for the stock account to oversee the selling of the Shares in accordance with the terms of a lock-up/leak-out agreement (the “Lock-up agreement”).

WHEREAS, the Company desires to have Consultant oversee the allocation of the proceeds from the sale of the Shares to Talesun pursuant to the escrow terms of the SPA.

WHEREAS, the Company desires to insure that any Shares remaining after the payment of $5,500,000 pursuant to the SPA are returned to the Company.

WHEREAS, the Consultant desires to perform all these consulting duties to insure the success of the SPA.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Agreement agree as follows:

1.

Consulting Engagement.

(a)

Engagement.  Company hereby engages Consultant, and Consultant hereby accepts such engagement, to perform, during the Term (as defined below) and subject to the conditions of this Agreement, such consulting services as are contemplated by this Agreement.

(b)

Consulting Services.  Consultant will consult with and render to Company  on-going professional services as set forth on Exhibit A attached hereto (the “Services”) executed by the parties, as reasonably requested by the Company.  All such Services shall be completed to the satisfaction and final approval of Company and in accordance with Company’s requirements.  Consultant’s  liaison with Company for purposes of this Agreement shall be the CEO. The Parties acknowledge and agree that this Agreement is entered into simultaneous to the closing of the SPA, attached as an exhibit. The Parties further acknowledge and agree that the Consultant is an officer and shareholder of NGP, one of the parties to the SPA. Acting as a Consultant to the Company, while performing Consultant’s duties as an officer of NGP is deemed to be in the best interest to all parties to the SPA as the sell of the Shares in accordance with the terms of the Lock-up agreement are an essential component of the transaction.

2.

Term of Engagement.

(a)

Term.  Consultant’s engagement with Company shall commence on August __, 2013 and shall continue until all Shares are sold or returned to the Company and all proceeds of Share sales are paid to Talesun as required in the SPA.

(b)

Obligations Upon Termination.  Upon the termination of this Agreement, Consultant shall deliver to all parties to the SPA a full accounting of the services provided herein and this Agreement shall be terminated.

3.

Consideration.

(a)

Compensation for Services. Consultant shall be paid $1.00 and other valuable consideration for services rendered under this Agreement. Other valuable consideration includes the extra value that the Consultant expects to gain for his shareholder interest in NGP as a result of successful implementation of the SPA.

4.

Representations and Warranties of Consultant.

Consultant hereby represents and warrants:

(a)

that he has the full power and authority to enter into and perform the Services under this Agreement;

(b)

that Consultant’s performance of all of the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant in confidence or in trust prior to or during Consultant’s engagement with the Company, and Consultant shall not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.  Consultant shall not enter into any agreement, either written or oral, in conflict herewith.

(c)

that Consultant has not entered into and will not enter into any agreement and has not and will not do anything which would derogate from or conflict with the rights granted to Company hereunder;

(d)

that the Services shall be performed in accordance with, and shall not violate, applicable laws, rules or regulations, and Consultant shall perform said duties in accordance with the terms of the SPA and the Lock-up Agreement that are incorporated herein as exhibits; and

(e)

that Consultant will perform the Services to the best of Consultant’s abilities and in an effective, timely, professional and workmanlike manner in accordance with the highest applicable industry standards and practices.

5.

Independent Contractor.  It is expressly agreed and understood that Consultant, including his employees and/or subcontractors, is performing services under this Agreement strictly and exclusively as an independent contractor for Company and neither Consultant nor any of his employees and/or subcontractors shall be considered under the provisions of this Agreement, or otherwise, to be an employee or agent of Company.  The Company’s liability hereunder shall be limited to payment of the fees and expense reimbursements provided in this Agreement.  All liability to the persons actually providing services under this Agreement or related to the providing of such services, including, but not limited to, payment of wages or other compensation, withholding of taxes and similar charges related to such wages or other compensation, and worker’s compensation, shall be the sole responsibility of Consultant. Consultant shall comply with all federal, state and local laws, ordinances and regulations applicable to an independent contractor and consultant, including federal and state tax laws.  Consultant acknowledges that the Company will not and is not required to withhold any tax or to pay for any state disability insurance or other sums paid with respect to an employee from any payment.  Consultant shall not be entitled to participate in or receive any benefit under any benefit plan or program made available by the Company to its employees.  Consultant hereby irrevocably waives the right to accrue benefits under any such plan or program even in the event it is subsequently reclassified by any court or governmental authority as eligible for such participation.  Consultant also acknowledges that Company may file statements with federal or state agencies regarding payments made to Consultant, but the Company is under no obligation to Consultant to file such statements.  Consultant acknowledges and agrees that this Agreement is not an employment contract.

Contractor is not granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Company, or to bind Company to any agreement, contract or arrangement of any nature, except as expressly provided herein.  Contractor shall be solely and entirely responsible for its acts during the performance of this Agreement.  Nothing herein shall prevent Contractor from working for others during the term of this Agreement.

6.

Third Parties.  Consultant warrants and represents to Company that he has not entered into, and agrees not to enter into, any agreement, either written or oral, in conflict with this Agreement or into any agreement which purports to grant to a third party any of Company’s rights as described herein.  Consultant will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose Consultant’s own or any third party’s confidential information or intellectual property.  Company agrees not to intentionally cause Consultant to breach any such agreement or infringe on any such rights.  Further, Consultant has not retained anything containing any confidential information of a prior employer or other third party, whether or not created by Consultant.

7.

Confidentiality.

(a)

Proprietary Information.  In the course of the performance of Consultant’s obligations hereunder, Consultant may develop, learn, obtain or have access to confidential and proprietary information to the business of the Company referred to herein as “Proprietary Information”).

(b)

Obligation to Maintain Confidentiality; Nondisclosure Agreement.  Consultant acknowledges that its engagement creates a relationship of confidence and trust between Consultant and the Company with respect to Proprietary Information.  Consultant shall, during the term of this Agreement and following any termination of this Agreement, refrain from delivery, reproducing or distributing any Proprietary Information, or any documentation relating thereto, to any third party without specific direction or consent of a duly authorized representative of the Company.  Consultant shall hold in confidence and not disclose or, except within the scope of Consultant’s work under this Agreement, use any Proprietary Information.

(c)

Trade Secrets of Others.  Consultant represents that Consultant’s performance of all of the terms of this agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant in confidence or in trust prior to or during Consultant’s engagement with the Company, and Consultant shall not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.  Consultant shall not enter into any agreement, either written or oral, in conflict herewith.

(d)

Consultant’s Responsibilities Regarding Data.  Consultant shall not delay, manipulate (other than to make backups as part of the normal operation of the Services), remit or capture or in any other way interfere with any Data which is, at the relevant time, under the control of Consultant except where this is done to enable Consultant to continue to provide the Services and with the express written permission of the Company.  In those circumstances, Consultant shall provide the Company with such audit trails as the Company may reasonably consider necessary to show the way in which Consultant has delayed, manipulated, remitted, captured or otherwise dealt with the Data.  Consultant shall upon request by the Company demonstrate to the Company’s reasonable satisfaction that suitable security controls are in place so as to prevent any unauthorized access to or dissemination of the Data or any interruption to the Services.

(e)

Publicity.  Consultant agrees not to release any press statement or issue any other announcement or publicity regarding the Services or the purpose to which the Proprietary Information relates without the prior written consent of the Company.

8.

[INTENTIONALLY LEFT BLANK]

9.

Governing Law; Venue.  Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Nevada without regard to the conflict of laws provisions thereof.  Consultant further agrees that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable Nevada law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.  Consultant also understands that any breach of this Agreement will cause irreparable harm to Company for which damages would not be a adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies. The parties hereto hereby expressly consent to the personal jurisdiction of the state and federal courts located in Clark County, Nevada for any lawsuit filed there against either party arising from or related to this Agreement.

10.

Entire Agreement.  This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, relating to the subject matter of this Agreement are hereby merged herein.  No representations, oral or otherwise, express or implied, other than those contained in this Agreement, have been relied upon by any party to this Agreement.

11.

Modification.  This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by Consultant and an authorized officer of the Company.  Consultant agrees that any subsequent change or changes in duties, or compensation shall not affect the validity or scope of this Agreement.

12.

Indemnification.  Each Party to this Agreement shall defend and hold harmless the other Party, its officers, directors, members, employees and representatives against any and all claims, demands, suits, damages, losses or expenses (including attorneys’ fees), of any kind whatsoever arising out of, relating from, or relating to a breach or any alleged breach of the above-described warranties and representations or any act or omission of Consultant or Company , or any employee, representative or agent of Consultant or Company, regarding each Parties obligations and/or this Agreement, or any liability or loss arising from any violation of Laws by Consultant or Company.  “Laws” means any local, national or state statute, regulation, code, decree, directive or other law or similar requirement of any duly constituted authority.

13.

Assignment.  Consultant may not assign his rights, obligations or duties under this Agreement without the express written consent of Company, which consent may be withheld in Company’s sole discretion, and any attempted or purported assignment or any delegation of Consultant’s duties or obligations arising under this Agreement to any third party or entity without such consent shall be deemed to be null and void, and shall constitute a material breach by Consultant of his duties and obligations under this Agreement.  This Agreement shall inure to the benefit of and be binding upon any successors of Company by way of merger, consolidation or transfer of all or substantially all of the assets of Company, and any parent, subsidiary or affiliate of Company to which Company may transfer its rights under and pursuant to this Agreement.

14.

Waiver of Breach.  The waiver of any breach of any term of this Agreement, which waiver must be in writing, shall not be deemed to constitute waiver of any subsequent breach of the previously waived term or of any other term or condition.

15.

Severability.  Should any provision of this Agreement be held invalid, illegal or unenforceable, it shall be deemed to be modified so that its purpose can be lawfully effectuated and enforced and the balance of the Agreement shall remain in full force and effect.

16.

Notices.  Any notice required or permitted to be given under this Agreement shall be in  writing and deemed to have been given when delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, or facsimile (with a printed report confirming successful transmission or a hard copy concurrently sent by any other means permitted hereunder) to the parties at the addresses set forth in the introduction to this Agreement or to such other address as a party may subsequently designate by written notice to the other party.

17.

Counterparts.  This Agreement may be signed in two counterparts; each shall be deemed an original and both of which shall together constitute one agreement.

18.

Access to Information.  Consultant and its authorized agents or nominees will, at its request, immediately be given access to any relevant information pertaining to the Services and to enter any premises in order to do so on the giving of reasonable notice and its authorized agents shall in particular, without limitation, have access to Consultant’s relevant records for the purposes either of ascertaining the cause of any breach of  any obligation of Consultant or ascertaining that the Services have been provided in accordance with this Agreement.  The Company and its authorized agents shall have the right to take copies of any relevant records they reasonably require and shall be provided with all necessary facilities in connection with such audit free of charge.  Any adverse comments relating to the provision of the Services arising from such audit shall be rectified forthwith at its own cost by Consultant.  The Company will, where reasonably practicable to do so, give reasonable notice of its intention to exercise all or any of the rights granted by this clause.

19.

Survival.  The terms of Sections 4 through 19, inclusive, shall survive the termination of this Agreement for any reason.

THE CONSULTANT HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS AND ACCEPTS THE OBLIGATIONS WHICH IT IMPOSES UPON CONSULTANT WITHOUT RESERVATION.  NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO CONSULTANT TO INDUCE CONSULTANT TO SIGN THIS AGREEMENT.  THE CONSULTANT SIGNS THIS AGREEMENT VOLUNTARILY AND FREELY.

BLUE EARTH INC. By: /s/ Johnny R. Thomas Johnny R. Thomas (Print Name and Title) Date: August 30, 2013	CONTRACTOR/CONSULTANT By: /s/ Dr. Chirinjeev Kathuria Dr. Chirinjeev Kathuria Print Name Date: August 30, 2013

Exhibit A

Consultant shall generally provide services as outlined below. All said services shall be in accordance with the terms of this Agreement and the SPA. The specific tasks are as follows, all of which are specific tasks associated with the receipt of Shares, the sale of said Shares, the deposit of the proceeds from the sale of Shares, administration of the escrow account, panel payments to Talesun and the return of Shares to the Company in the event Shares remain in the account after the loan payment referenced in the SPA is paid in full.